CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Advisors Series Trust and to the use of our report dated November 30, 2020 on the financial statements and financial highlights of the Scharf Multi-Asset Opportunity Fund, and Scharf Alpha Opportunity Fund, each a series of Advisors Series Trust. Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 5, 2021